Exhibit 21

SUBSIDIARIES OF REGISTRANT

As of March 27, 2023

Name	State or Other Jurisdiction of Incorporation/ Organization	Name Under Which Subsidiary Is Doing Business
Condev Nevada, Inc.	Nevada	Condev Nevada, Inc. and Dillard's
Dillard Store Services, Inc.	Arizona	Dillard Store Services, Inc. and Dillard's
CDI Contractors, LLC	Arkansas	CDI Contractors, LLC
Construction Developers, LLC	Arkansas	Construction Developers, LLC and Dillard's
Dillard International, LLC	Nevada	Dillard International, LLC and Dillard's
Dillard Investment Co., Inc.	Delaware	Dillard Investment Co., Inc. and Dillard's
Dillard's Dollars, Inc.	Arkansas	Dillard's Dollars, Inc. and Dillard's
The Higbee Company, LLC	Delaware	The Higbee Company, LLC and Dillard's
U. S. Alpha, Inc.	Nevada	U. S. Alpha, Inc. and Dillard's
Dillard Texas, LLC	Texas	Dillard Texas, LLC and Dillard's
Dillard Tennessee Operating LP	Tennessee	Dillard Tennessee Operating LP and Dillard's
Dillard's Insurance Company Limited	Bermuda	Dillard's Insurance Company Limited
Dillard Texas Four-Point, LLC	Delaware	Dillard Texas Four-Point, LLC and Dillard's
Dillard Texas East, LLC	Delaware	Dillard Texas East, LLC and Dillard's
Dillard Texas South, LLC	Delaware	Dillard Texas South, LLC and Dillard's
Dillard Texas Central, LLC	Delaware	Dillard Texas Central, LLC and Dillard's
DSS Uniter, LLC	Delaware	DSS Uniter, LLC and Dillard's
Higbee GAK, LP	Delaware	Higbee GAK, LP and Dillard's
Higbee Lancoms, LP	Delaware	Higbee Lancoms, LP and Dillard's
Higbee Salva, LP	Delaware	Higbee Salva, LP and Dillard's
Higbee West Main, LP	Delaware	Higbee West Main, LP and Dillard's
Dillard's Properties, Inc.	Delaware	Dillard's Properties, Inc.
Higbee InvestCo, LLC	Delaware	Higbee InvestCo, LLC and Dillard's
600 Carnahan Drive Operations, LLC	Arkansas	600 Carnahan Drive Operations, LLC and Dillard’s
Dillard's Utah, Inc.	Utah	Dillard's Utah, Inc. and Dillard's
Higbee Louisiana, LLC	Delaware	Higbee Louisiana, LLC and Dillard's